UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): October 29, 2008

APPLE REIT NINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-147414	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Nine, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated October 29, 2008 and filed (by the required date) on November 3, 2008 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotels referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Nine, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008	53
Notes to Pro Forma Condensed Consolidated Balance Sheet	55
Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2007 and the Nine Months ended September 30, 2008	56
Notes to Pro Forma Condensed Consolidated Statements of Operations	61

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

Independent Auditors’ Report

To the Board of Directors

Apple Nine Hospitality, Inc.

Richmond, Virginia

We have audited the accompanying balance sheet of the Beaumont, Texas—Residence Inn by Marriott Hotel (the Hotel), as of December 31, 2007, and the related statements of operations, partners’ equity and cash flows for the year then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2007, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company, P.C.

October 28, 2008

BEAUMONT, TEXAS - RESIDENCE INN BY MARRIOTT HOTEL

BALANCE SHEET

DECEMBER 31, 2007

ASSETS

INVESTMENT IN HOTEL PROPERTY:
Land	$731,232
Construction in Progress	1,598,882

TOTAL INVESTMENT IN HOTEL PROPERTY	2,330,114

Cash and Cash Equivalents	920,702
Loan Costs - Permanent Financing	35,000
Franchise Fees	50,000

1,005,702

TOTAL ASSETS	$3,335,816

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES:
Mortgage Payable	$—
Accounts Payable	332,131
Accrued Liabilities	3,710
Due to Affiliate	231,928

TOTAL LIABILITIES	567,769

PARTNERS’ EQUITY	2,768,047

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$3,335,816

The accompanying notes are an integral part of this financial statement.

BEAUMONT, TEXAS - RESIDENCE INN BY MARRIOTT HOTEL

STATEMENT OF PARTNERS’ EQUITY

YEAR ENDED DECEMBER 31, 2007

Balance, January 1, 2007	$—
Equity Contributions	2,756,564
Net Income	11,483

Balance, December 31, 2007	$2,768,047

The accompanying notes are an integral part of this financial statement.

BEAUMONT, TEXAS - RESIDENCE INN BY MARRIOTT HOTEL

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

REVENUES:
Interest Income	$11,510

EXPENSES:
General and Administrative	27

NET INCOME	$11,483

The accompanying notes are an integral part of this financial statement.

BEAUMONT, TEXAS - RESIDENCE INN BY MARRIOTT HOTEL

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$11,483

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(1,994,273)
Payment of Franchise Fees	(50,000)

NET CASH TO INVESTING ACTIVITIES	(2,044,273)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Affiliate Loans	231,928
Equity Contributions, net	2,756,564
Loan Costs - Permanent Financing	(35,000)

NET CASH FLOWS FROM FINANCING ACTIVITIES	2,953,492

NET INCREASE IN CASH AND CASH EQUIVALENTS	920,702
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$920,702

SUPPLEMENTAL DISCLOSURES:
Interest Paid: Capitalized to Investment in Hotel Property	$12,728

NONCASH FINANCING AND INVESTING ACTIVITIES:
Hotel property purchases in the amounts of $332,131 and $3,710, respectively, were financed with accounts payable and accrued liabilities.

The accompanying notes are an integral part of this financial statement.

BEAUMONT, TEXAS - RESIDENCE INN BY MARRIOTT HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2007

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the Beaumont, Texas—Residence Inn by Marriott Hotel property (the Hotel) as of December 31, 2007 and for the year then ended. The Hotel, which is located at 5380 Clearwater Court in Beaumont, Texas, was owned by R. I. Beaumont Property, L. P, a Texas limited partnership throughout the period presented. The partnership entity was formed during 2007. The partnership acquired the Hotel land and began construction on the 133 room Hotel during 2007.

The Hotel was being developed by W. I. Realty I, L. P., an affiliate. At December 31, 2007, the Hotel was under construction and, accordingly, had not opened for business. Hotel construction was completed and the Hotel opened for business on August 21, 2008.

Residence Inn by Marriott Hotels specialize in providing extended stay lodging for business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Economic conditions in the Hotel locality will impact the Hotel’s future revenues and the ability to collect accounts receivable.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—The Hotel considers all highly liquid debt instruments with a maturity date of three months or less at date of purchase to be cash equivalents. At times during the year, the Hotel maintains balances in banks which exceed the federally insured limit. These balances fluctuate during the year and the uninsured portion can vary greatly. Management monitors regularly the financial condition of the banking institutions, along with their balances of cash and cash equivalents and tries to keep the risk to a minimum. At December 31, 2007, the owner had $848,461 in cash in excess of FDIC-insured limits in a single financial institution.

(Continued)

BEAUMONT, TEXAS - RESIDENCE INN BY MARRIOTT HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2007

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

Investment in Hotel Property—Land and construction in progress are stated at the Owner’s cost. Costs of improvements including interest, financing costs and real estate taxes during the construction period are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Construction in progress consists of costs incurred to develop the site and construct the Hotel to the time the Hotel is placed in operation.

No depreciation has been recorded to date, since the Hotel has not been placed in operation.

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. Assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell. No impairment losses have been recorded to date.

Loan Costs—Construction loan costs are capitalized to investment in Hotel property and are depreciated in accordance with the Hotel’s normal depreciation policies. Permanent loan costs are separately classified and amortized straight-line over the term of the permanent financing. At December 31, 2007, permanent financing had not been obtained.

Income Taxes—The Hotel property was owned by a limited partnership throughout the financial statement period. Income and losses of a limited partnership are passed through to the partners and taxed on their individual income tax returns. Accordingly, this financial statement does not reflect an income tax provision.

NOTE 3—RELATED PARTY TRANSACTIONS

On August 9, 2007, the Owner entered into a 20 year franchise agreement effective as of August 21, 2008, with Marriott International, Inc. to operate as a Residence Inn by Marriott Hotel. The agreement requires the Owner to pay the franchisor monthly royalty and marketing fees totaling five percent and two and one half percent of the Hotel’s gross room revenue, respectively.

(Continued)

BEAUMONT, TEXAS - RESIDENCE INN BY MARRIOTT HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2007

NOTE 3—RELATED PARTY TRANSACTIONS, (Continued)

Franchise fees included in the Hotel balance sheet represent a $50,000 payment to a nonaffiliated entity to relinquish their right to operate a Marriott brand Hotel in the area. Marriott International, Inc. waived their customary initial franchise fee.

The Owner agreed to pay development fees of $500,000 to W. I. Realty I, L. P. in connection with development of the Hotel property. Through December 31, 2007, $230,000 was earned and has been included in construction in progress. The balance of $270,000 was earned in 2008.

The balance due to affiliate represents advances from W. I. Realty I, L. P. to fund Hotel property costs. The advances bear interest at ten percent per annum. Through December 31, 2007, $12,728 of interest has been charged on the affiliate advances and is capitalized to investment in Hotel property.

NOTE 4—MORTGAGE LOAN PAYABLE

The Hotel property is encumbered by a $11,029,600 construction loan with Coppermark Bank dated August 31, 2007. Through December 31, 2007, no portion of the loan had been advanced. The loan requires interest only payments at a floating rate of LIBOR plus 1.85% through August 31, 2010. If the Owner chooses to extend the maturity date of the loan through August 31, 2012, monthly payments for the final 24 months will be in an amount sufficient to amortize the loan balance over 300 months with a final balloon payment of the outstanding loan amount due on August 31, 2012.

The loan is secured by a deed of trust to the Hotel real property as well as Hotel personal property and assignment of Hotel rents and leases and by the guarantee of W. I. Realty I, L. P.

NOTE 5—SUBSEQUENT EVENT

On September 1, 2008, the Owner of the Hotel property entered into a contract to sell the Hotel property to an affiliate of Apple Nine Hospitality, Inc for $16,900,000. The sale is anticipated to close in the fall of 2008.

BEAUMONT, TEXAS - RESIDENCE INN BY MARRIOTT HOTEL

BALANCE SHEETS

(UNAUDITED)

ASSETS
	September 30,
	2008	2007
INVESTMENT IN HOTEL PROPERTY:
Land	$731,232	$731,232
Construction in Progress	—	528,716
Building and Improvements	9,955,110	—
Furnishings and Equipment	1,733,762	—

TOTAL	12,420,104	1,259,948
Less: Accumulated Depreciation	(75,230)	—

TOTAL INVESTMENT IN HOTEL PROPERTY	12,344,874	1,259,948

Cash and Cash Equivalents	1,202,693	1,542,668
Loan Costs—Permanent Financing	35,000	35,000
Due from Affiliates	174,825	—
Prepaids and Other	37,767	—
Supplies Inventory	207,486	—
Franchise Fees, Net	49,687	50,000

	1,707,458	1,627,668

TOTAL ASSETS	$14,052,332	$2,887,616

LIABILITIES AND PARTNERS’ EQUITY
LIABILITIES:
Mortgage Payable	$11,029,600	$—
Accounts Payable	140,215	114,248
Accrued Liabilities	196,877	2,734
Due to Affiliates	—	14,069

TOTAL LIABILITIES	11,366,692	131,051
PARTNERS’ EQUITY	2,685,640	2,756,565

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$14,052,332	$2,887,616

BEAUMONT, TEXAS - RESIDENCE INN BY MARRIOTT HOTEL

STATEMENTS OF OPERATIONS

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
REVENUES
Rooms	$257,387	$—
Other Operating Departments	9,116	—
Other Income	4,144	—

TOTAL REVENUES	270,647	—

EXPENSES:
Rooms	29,529	—
Other Operating Departments	11,227	—
General and Administrative	22,778	—
Marketing and Pre-Opening Costs	101,845	—
Property Operations and Energy	21,679	—
Property Taxes and Insurance	24,203	—
Interest Expense	48,051
Depreciation and Amortization	75,543
Management and Royalty Fees	18,199	—

TOTAL EXPENSES	353,054	—

NET LOSS	$(82,407)	$—

BEAUMONT, TEXAS - RESIDENCE INN BY MARRIOTT HOTEL

STATEMENTS OF CASH FLOWS

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Loss	$(82,407)	$—
Adjustments to Reconcile Net Loss to Net Cash
Provided by Operating Activities:
Depreciation	75,230	—
Amortization	313	—
Change In:
Prepaids and Other	(37,767)	—
Supplies Inventory	(207,486)	—
Accrued Expenses	(3,710)	—

NET CASH FLOWS TO OPERATING ACTIVITIES	(255,827)	—

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(10,085,029)	(1,142,966)
Payment of Franchise Fees	—	(50,000)

NET CASH FLOWS TO INVESTING ACTIVITIES	(10,085,029)	(1,192,966)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	11,029,600	—
Affiliate Loans	(406,753)	14,069
Equity Contributions, net	—	2,756,565
Loan Costs—Permanent Financing	—	(35,000)

NET CASH FLOWS FROM FINANCING ACTIVITIES	10,622,847	2,735,634

NET INCREASE IN CASH	281,991	1,542,668
CASH AND CASH EQUIVALENTS, JANUARY 1	920,702	—

CASH AND CASH EQUIVALENTS, SEPTEMBER 30	$1,202,693	$1,542,668

Independent Auditors’ Report

To the Board of Directors

Apple Nine Hospitality Ownership, Inc.

We have audited the accompanying combined balance sheets of Santa Clarita Hotels Portfolio, as of December 31, 2007 and 2006, and the related combined statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Santa Clarita Hotels Portfolio, as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8, the investment in the hotels is being sold.

October 13, 2008

SANTA CLARITA HOTELS PORTFOLIO

COMBINED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Investment in hotels, net of accumulated depreciation of $9,146,750 and $7,958,489, respectively	$22,330,877	$23,380,933
Cash and cash equivalents	369,984	282,186
Escrow deposits	323,183	296,879
Accounts receivable	142,143	105,004
Prepaid expenses and other current assets	102,258	78,074
Intangible assets, net of accumulated amortization of $141,922 and $115,435, respectively	196,977	223,464
Other assets	5,541	5,541

TOTAL ASSETS	$23,470,963	$24,372,081

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Mortgages payable	$17,128,516	$17,518,856
Accounts payable and accrued expenses	601,376	809,739
Due to affiliate	—	43,309

Total liabilities	17,729,892	18,371,904
MEMBERS’ EQUITY	5,741,071	6,000,177

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$23,470,963	$24,372,081

See independent auditors’ report and notes to combined financial statements.

SANTA CLARITA HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES
Rooms	$10,118,623	$10,481,346
Other	386,852	388,040

Total revenues	10,505,475	10,869,386

EXPENSES
Rooms	1,348,648	1,434,144
Hotel administration	2,253,975	2,318,169
Property operation, maintenance and energy costs	1,023,524	860,534
Management and franchise fees	769,906	797,411
Taxes, insurance and other	656,686	693,910
Depreciation and amortization	1,214,748	1,543,189

Total expenses	7,267,487	7,647,357

OPERATING INCOME	3,237,988	3,222,029
Interest and rental income	41,743	46,528
Interest expense	(1,101,320)	(1,125,111)

NET INCOME	$2,178,411	$2,143,446

See independent auditors’ report and notes to combined financial statements.

SANTA CLARITA HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,178,411	$2,143,446
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,214,748	1,543,189
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(37,139)	126,551
Prepaid expenses and other current assets	(24,184)	(112,004)
Increase (decrease) in:
Accounts payable and accrued expenses	(208,363)	(108,647)
Due to affiliate	(43,309)	(19,000)

Net cash provided by operating activities	3,080,164	3,573,535

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets	(138,205)	(832,358)
Net (increase) decrease in escrow deposits	(26,304)	150,279

Net cash used in investing activities	(164,509)	(682,079)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on mortgages payable	(390,340)	(366,360)
Distributions (net)	(2,437,517)	(2,721,033)

Net cash used by financing activities	(2,827,857)	(3,087,393)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	87,798	(195,937)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	282,186	478,123

CASH AND CASH EQUIVALENTS AT END OF YEAR	$369,984	$282,186

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest	$1,101,320	$1,125,111

See independent auditors’ report and notes to combined financial statements.

SANTA CLARITA HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

RT Clarita, L.P. is a Delaware limited partnership which was formed on April 24, 2001 for the purpose of acquiring a Residence Inn and a Fairfield Inn by Marriott and operating the hotel under a management agreement with Dimension Development Company, Inc. (the Manager). The hotels are located in Santa Clarita, California.

RT Clarita Two, L.P. is a Delaware limited partnership which was formed on April 24, 2001 for the purpose of acquiring a Hampton Inn by Marriott and operating the hotel under a management agreement with Dimension Development Company, Inc. (the Manager). The hotel is located in Santa Clarita, California.

Personal Assets and Liabilities and Members’ Salaries

In accordance with the generally accepted method of presenting limited liability company and partnership financial statements, the combined financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability company or partnership nor any provision for income tax expense.

The expenses shown in the combined statements of income do not include any salaries to the members.

Cash and Cash Equivalents

The Hotels consider all short-term investments with an original maturity of three months or less to be cash equivalents.

Principles of Combination

The accompanying financial statements of Santa Clarita Hotels Portfolio include the accounts of Hampton Inn, Fairfield Inn and Residence Inn (collectively the Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Concentrations of Credit Risk

The Hotels maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotels have not experienced any losses in such accounts. The Hotels believe they are not exposed to any significant credit risk on cash.

SANTA CLARITA HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restricted Funds

The Hotels are required to fund the mortgage holders with sufficient funds to cover property taxes, property insurance and the cost of replacements and renewals to the hotel’s property and improvements. The mortgagor holds these funds in escrow in short-term money market securities on behalf of the hotels until the funds are spent on property taxes, property insurance and capital improvements.

Accounts Receivable

The Hotels report trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against operations.

Investment in Hotels

The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 40 years for buildings, 20 years for improvements and 5 to 10 years for furniture, fixtures and equipment.

Valuation of Long-Lived Assets

The Hotels account for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise Fees

Franchise fees are amortized on a straight-line basis which approximates the effective interest method over the term of the agreement commencing on the hotel opening dates.

SANTA CLARITA HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loan Origination Costs

Permanent loan costs are amortized using straight-line method, which approximates the effective interest method, over the terms of the respective mortgages.

Income Taxes

No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of the Hotels profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels status, or in changes to allowable Hotels income or loss, the tax liability of the members would be changed accordingly.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $527,064 and $508,866 for the years ended December 31, 2007 and 2006, respectively.

Lodging and Sales Taxes

The Hotels collect various taxes from customers and remits these amounts to applicable taxing authorities. The Hotels’ accounting policy is to exclude these taxes from revenues and cost of sales.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

SANTA CLARITA HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

2.	INVESTMENT IN HOTEL PROPERTIES

The following is a reconciliation of the carrying value of the investment in hotels at December 31, 2007 and 2006:

	2007	2006
Land and land improvements	$5,317,536	$5,317,536
Building and improvements	21,199,041	21,199,041
Furniture, fixtures and equipment	4,961,050	4,822,845

	31,477,627	31,339,422
Less accumulated depreciation	(9,146,750)	(7,958,489)

Investment in hotels, net	$22,330,877	$23,380,933

Depreciation expense was $1,188,261 and $1,490,675 for the years ended December 31, 2007 and 2006, respectively.

3.	ESCROW DEPOSITS

Escrow deposits at December 31, 2007 and 2006, consisted of the following:

		2007	2006
Hampton Inn	Property Tax Escrow	$94,719	$94,528
	Capital Reserve Escrow	20,157	13,014
	Insurance Escrow Reserve	8,423	8,423

Fairfield Inn	Property Tax Escrow	345,315	285,509
	Capital Reserve Escrow	10,606	4,958
	Insurance Escrow Reserve	36,017	42,220

Residence Inn	Property Tax Escrow	(231,645)	(169,491)
	Capital Reserve Escrow	21,166	10,691
	Insurance Escrow Reserve	18,424	7,027

		$323,183	$296,879

SANTA CLARITA HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

4.	MORTGAGES PAYABLE

Mortgages payable at December 31, 2007 and 2006, consisted of the following:

	2007	2006
Hampton Inn - Note with Wachovia Securities: term of 10 years and due February 11, 2013; interest at 6.27%	$6,851,407	$7,007,543
Fairfield Inn - Note with Wachovia Securities: term of 10 years and due February 11, 2013; interest at 6.27%	3,288,675	3,363,620
Residence Inn - Note with Wachovia Securities: term of 10 years and due February 11, 2013; interest at 6.27%	6,988,434	7,147,693

	$17,128,516	$17,518,856

5.	CHANGES IN EQUITY

Changes in the Hotels’ equity accounts during 2007 and 2006 are summarized below:

	2007	2006
Beginning balance	$6,000,177	$6,577,764
Net income	2,178,411	2,143,446
Distributions (net)	(2,437,517)	(2,721,033)

Ending balance	$5,741,071	$6,000,177

6.	INTANGIBLE ASSETS

Franchise Fees

Franchise fees totaling $148,050 have been paid to Marriott, Inc. and Hilton Hotels as of December 31, 2007 and 2006. Amortization expense totaled $7,402 and $7,403 for the years ended December 31, 2007 and 2006, respectively.

Estimated aggregate amortization expense is as follows:

2008	$7,402
2009	7,402
2010	7,402
2011	7,402
2012	7,402
Thereafter	62,924

Total	$99,934

SANTA CLARITA HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

6.	INTANGIBLE ASSETS (Continued)

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Marriott (Fairfield Inn, Residence Inn) and Hilton Hotels (Hampton Inn). The agreements cover an initial term of 20 years with varying renewal terms. The agreements provide for payment of franchise or royalty fees, which are calculated monthly and are approximately 5% (Fairfield Inn, Residence Inn) and 4% (Hampton Inn) of gross rental revenues. Franchise fees of $453,605 and $469,699 were paid in 2007 and 2006, respectively.

Loan Costs

Permanent loan costs totaling $190,849 have been paid as of December 31, 2007 and 2006. Amortization expense totaled $19,085 and $19,085 for the years ended December 31, 2007 and 2006, respectively.

Estimated aggregate amortization expense is as follows:

2008	$19,084
2009	19,084
2010	19,084
2011	19,084
2012	19,084
Thereafter	1,623

Total	$97,043

7.	RELATED PARTIES

The Hotels are subject to management agreements with Dimension Development Company, Inc., which cover an initial term of 2 years with varying renewal terms. The agreements provide for payment of base management fees which are calculated monthly and are equal to 3% of gross rental revenues. Management fees of $316,301 and $327,712 were expensed in 2007 and 2006, respectively.

8.	SUBSEQUENT EVENT

In August 2008, the Hotels entered into a contract to sell the real and personal property of RT Clarita, L.P. and RT Clarita Two, L.P. to Apple Nine Hospitality Ownership, Inc. for a gross purchase price of $41,500,000. As of October 13, 2008, none of the hotel sales have closed.

SANTA CLARITA HOTELS PORTFOLIO

COMBINED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 30, 2008 AND 2007

	2008	2007
ASSETS
Investment in hotels, net of accumulated depreciation of $9,913,311 and $8,830,219, respectively	$22,096,998	$22,777,214
Cash and cash equivalents	668,893	345,023
Escrow deposits	394,928	390,931
Accounts receivable	181,929	151,204
Prepaid expenses and other current assets	367,275	359,866
Intangible assets, net of accumulated amortization of $133,239 and $95,734, respectively	206,574	217,912
Other assets	5,541	5,541

TOTAL ASSETS	$23,922,138	$24,247,691

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Mortgages payable	$16,822,861	$17,229,161
Accounts payable and accrued expenses	1,073,459	1,169,569
Due to affiliate	58,000	43,309

Total liabilities	17,954,320	18,442,039

MEMBERS’ EQUITY	5,967,818	5,805,652

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$23,922,138	$24,247,691

SANTA CLARITA HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	2008	2007
REVENUES
Rooms	$6,882,350	$7,801,010
Other	172,874	174,569

Total revenues	7,055,224	7,975,579

EXPENSES
Rooms	909,922	923,758
Hotel administration	1,853,298	1,816,411
Property operation, maintenance and energy costs	572,547	571,457
Management and franchise fees	524,749	592,023
Taxes, insurance and other	497,391	512,753
Depreciation and amortization	775,432	877,281

Total expenses	5,133,339	5,293,683

OPERATING INCOME	1,921,885	2,681,896
Interest and rental income	142,259	151,031
Interest expense	(812,771)	(826,097)

NET INCOME	$1,251,373	$2,006,830

SANTA CLARITA HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	2008	2007
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,251,373	$2,006,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	775,432	877,281
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(39,786)	(46,200)
Prepaid expenses and other current assets	(90,589)	(112,120)
Increase in:
Accounts payable and accrued expenses	11,187	190,159
Due to affiliate	58,000	—

Net cash provided by operating activities	1,965,617	2,915,950

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets	(532,682)	(268,011)
Increase in escrow deposits	(71,745)	(94,052)

Net cash used by investing activities	(604,427)	(362,063)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on mortgages payable	(305,655)	(289,695)
Distributions	(756,626)	(2,201,355)

Net cash used by financing activities	(1,062,281)	(2,491,050)

NET INCREASE IN CASH AND CASH EQUIVALENTS	298,909	62,837
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	369,984	282,186

CASH AND CASH EQUIVALENTS AT END OF YEAR	$668,893	$345,023

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest, including capitalized interest	$812,771	$826,097

Independent Auditors’ Report

To the Partners of

SCI Allen Hotel, Ltd.

Allen, Texas

We have audited the accompanying balance sheets of SCI Allen Hotel, Ltd. as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SCI Allen Hotel, Ltd. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Novogradac & Company LLP

Cleveland, Ohio

September 24, 2008

SCI ALLEN HOTEL, LTD.

BALANCE SHEETS

December 31, 2007 and 2006

	2007	2006
ASSETS

PROPERTY AND EQUIPMENT
Land and improvements	$1,156,243	$1,156,243
Building and improvements	9,389,418	9,389,418
Furniture, fixtures and equipment	2,612,382	2,456,148

	13,158,043	13,001,809
Less accumulated depreciation	(3,508,498)	(3,004,640)

	9,649,545	9,997,169
OTHER ASSETS
Cash and cash equivalents:
Operations	1,018,191	987,146
Reserve for furniture, fixtures and equipment	365,568	266,321
Tax and insurance escrows	104,659	70,991
Accounts receivable, net	35,921	54,645
Prepaid expenses	53,116	78,481
Deferred charges, net	171,845	195,909

Total other assets	1,749,300	1,653,493

TOTAL ASSETS	$11,398,845	$11,650,662

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Accounts payable - trade	$87,506	$113,981
Accrued expenses:
Interest	50,506	34,322
Operating expenses	102,664	155,157
Real estate and other taxes	125	23,004
Management fees	18,972	20,482
Sales and occupancy taxes	44,315	50,326
Advance deposits	47,369	30,522
Mortgage note payable	10,922,149	11,078,402

Total liabilities	11,273,606	11,506,196

PARTNERS’ CAPITAL	125,239	144,466

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$11,398,845	$11,650,662

The accompanying notes are an integral part of these financial statements.

SCI ALLEN HOTEL, LTD.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2007 and 2006

	2007	2006
REVENUES
Rooms	$4,142,730	$4,236,845
Food and beverage	916,376	957,462
Telephone	13,973	20,858
Ancillary income	182,579	176,904

	5,255,658	5,392,069

DEPARTMENTAL EXPENSES
Rooms	839,052	904,712
Food and beverage	450,623	504,789
Telephone	28,027	27,652
Ancillary services	125,067	123,919

	1,442,769	1,561,072

DEPARTMENTAL INCOME	3,812,889	3,830,997

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	475,234	443,166
General and administrative	404,602	433,170
Energy costs	281,289	308,285
Repairs and maintenance	301,283	292,948
Franchise fees	209,317	213,981
Management fees	262,707	269,517

	1,934,432	1,961,067

OPERATING INCOME	1,878,457	1,869,930

FIXED EXPENSES
Insurance	13,649	16,665
Property and other taxes	245,724	280,676
Interest	615,471	590,009
Depreciation and amortization	527,922	521,243

	1,402,766	1,408,593

INCOME BEFORE OTHER INCOME (EXPENSE)	475,691	461,337

OTHER INCOME (EXPENSE)
Civic center rent	231,852	294,639
Interest	29,428	29,136
Partnership expenses	(6,198)	(2,614)

	255,082	321,161

NET INCOME	$730,773	$782,498

The accompanying notes are an integral part of these financial statements.

SCI ALLEN HOTEL, LTD.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the years ended December 31, 2007 and 2006

BALANCE - JANUARY 1, 2006	$211,964
Distributions	(849,996)
Net income	782,498

BALANCE - DECEMBER 31, 2006	144,466
Distributions	(750,000)
Net income	730,773

BALANCE - DECEMBER 31, 2007	$125,239

The accompanying notes are an integral part of these financial statements.

SCI ALLEN HOTEL, LTD.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$730,773	$782,498
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	527,922	521,243
Changes in operating assets and liabilities:
Decrease in accounts receivable	18,724	29,920
Decrease (increase) in prepaid expenses	25,365	(11,279)
(Decrease) increase in accounts payable	(26,475)	40,087
Decrease in accrued expenses	(66,709)	(272,576)
Increase in advance deposits	16,847	8,361

Total adjustments	495,674	315,756

Net cash provided by operating activities	1,226,447	1,098,254

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(156,234)	(219,660)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage note payable	(156,253)	(147,991)
Distributions to partners	(750,000)	(849,996)

Net cash used in financing activities	(906,253)	(997,987)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	163,960	(119,393)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	1,324,458	1,443,851

CASH AND CASH EQUIVALENTS - END OF YEAR	1,488,418	1,324,458

LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(365,568)	(266,321)
Tax and insurance escrow	(104,659)	(70,991)

UNRESTRICTED CASH AND CASH EQUIVALENTS - END OF YEAR	$1,018,191	$987,146

Supplemental disclosure of cash flow information:
Cash paid for interest	$599,287	$607,549

The accompanying notes are an integral part of these financial statements.

SCI ALLEN HOTEL, LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 and 2006

1.	General

SCI Allen Hotel, Ltd. (the “Partnership”), a Texas limited partnership, was formed in February 2001 to own and operate a hotel under the franchise of Hilton Hotel. The 150-room Hilton Garden Inn Hotel, (the “Hotel”) located in Allen, Texas, began operations in August 2002.

On August 1, 2008, Apple Nine Hospitality Ownership, Inc., a Virginia corporation, entered into a contract with SCI Allen Hotel, Ltd. to acquire the Hotel.

The accompanying financial statements have been prepared for the purpose of enabling Apple Nine Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

2.	Summary of significant accounting policies and nature of operations

Accounting method

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Accounts receivable

Accounts receivable represents unbilled hotel guest charges for guests staying at the hotel as of the end of the year and corporate account customer charges from various times throughout the year. The Company estimates an allowance for doubtful accounts based on historical activity. As of December 31, 2007 and 2006, the allowance for doubtful accounts was $7,226 and $5,045, respectively.

Advertising costs

Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2007 and 2006, was $44,459 and $36,597, respectively, which is included in marketing and advertising expense in the accompanying statements of operations.

Allocation

Income, loss and cash flows are allocated in accordance with the terms of the Partnership Agreement.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with maturities of three months or less at the date of acquisition.

Concentration of credit risk

The Partnership deposits its cash in financial institutions. At times, the account balances may exceed the institution’s federally insured limits. The Partnership has not experienced any losses in such accounts.

SCI ALLEN HOTEL, LTD.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2007 and 2006

2.	Summary of significant accounting policies and nature of operations (continued)

Deferred charges

Capitalized loan costs are amortized on the straight-line method over the life of the mortgage. The license fee is amortized over the life of the agreement. Amortization expense for the years ended December 31, 2007 and 2006, was $24,064 and $24,064, respectively.

	2007	2006
Capitalized loan costs	$199,636	$199,636
License fee	41,000	41,000

	240,636	240,636
Less: accumulated amortization	(68,791)	(44,727)

Deferred charges, net	$171,845	$195,909

Economic concentrations

The Partnership operates one hotel in Allen, Texas. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the travel and tourism industry.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in the circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount the asset exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2007 and 2006.

Income taxes

The Partnership is not taxed directly on its income, rather the respective items of income or expense are reported by the partners on their individual returns; therefore, no provision for income taxes is provided for in these financial statements.

Organizational and start-up costs

Organizational and start-up costs are expensed in the year incurred.

SCI ALLEN HOTEL, LTD.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2007 and 2006

2.	Summary of significant accounting policies and nature of operations (continued)

Property and equipment

Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis and other accelerated methods over the estimated useful lives as follows:

Building and improvements	15 to 39 years
Furniture, fixtures and equipment	5 to 7 years

Furniture, fixtures and equipment consist primarily of room furniture, fixtures, kitchen equipment, computer equipment, and operating equipment. Operating equipment consists of primarily of china, glassware, silverware, pots and pans, and linen.

Depreciation expense for the years ended December 31, 2007 and 2006, was $503,858 and $497,179, respectively.

Maintenance and repairs are charged against income as incurred and major improvements that significantly extend the useful life of property and equipment are capitalized.

Costs directly associated with the acquisition, development, and construction of the Partnership are capitalized. Such costs include interest, property taxes, insurance, pre-acquisition expenditures, and other direct costs incurred during the construction period.

Restricted cash

Pursuant to note agreements, the Partnership is required to maintain certain cash reserves for the replacement of and additions to furniture, fixtures, equipment, insurance and tax escrow. The unexpended reserve, classified as reserve for furniture, fixtures and equipment on the accompanying balance sheets, totaled $89,951 and $185,424, respectively, as of December 31, 2007 and 2006. The tax and insurance escrows totaled $104,659 and $70,991 for the years ended December 31, 2007 and 2006, respectively. Management has also funded an additional reserve account to be used for future replacement of furniture, fixtures and equipment the balance of which was $275,617 and $80,897 at December 31, 2007 and 2006, respectively, and is included in the reserve for furniture, fixtures and equipment on the accompanying balance sheets.

Revenue recognition

For financial reporting, the Partnership recognizes income on the accrual method of accounting. Under this method, revenue is recognized when services are performed. Revenue from advance deposits are deferred and included in income when the services to which they relate are delivered.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

SCI ALLEN HOTEL, LTD.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2007 and 2006

3.	Mortgage note payable

During 2005, the Partnership entered into a loan agreement with Lehman Brothers Bank, FSB. In 2006, the administration of the note was transferred to Wachovia Corporation. The note is secured by a first mortgage, and the assignment of revenues. The balance of the mortgage note payable at of December 31, 2007 and 2006 was $10,922,149 and $11,078,402, respectively. Accrued interest as of December 31, 2007 and 2006, was $50,506 and $34,322, respectively. The terms of the note are as follows:

Original amount	$11,250,000
Maturity date	October 2015
Interest rate	5.370%
Current monthly payment	$62,962

The annual principal payment requirements are as follows:

2008	$165,700
2009	175,000
2010	184,800
2011	195,100
2012	206,000
Thereafter	9,995,549

$10,922,149

4.	Related party transactions

Management fee

The Partnership has contracted with a related corporation, Gateway Hospitality Group, Inc., an affiliate of the General Partner, to provide management services for a fee of 4% of revenue. In addition, an affiliate of the General Partner is paid a fee of 1% of revenue for management services. Total management fees of $262,707 and $269,517 have been expensed for 2007 and 2006 respectively, under the above-mentioned management contract with $18,972 and $20,482 included in accrued expenses at December 31, 2007 and 2006, respectively.

5.	Rental under operating lease

The operations of the Partnership include leasing of the Hotel’s Conference Center to the City of Allen, Texas, as a municipal civic center. The lease is an operating lease expiring August 2012. Terms of the lease require monthly rent payments equal to 100% of the Hotel Occupancy Tax, as defined, for the initial five years of the lease term and monthly rent payments equal to 50% of the Hotel Occupancy Tax for the remainder of the lease term.

SCI ALLEN HOTEL, LTD.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2007 and 2006

6.	License agreement

The Partnership entered into a 20-year license agreement in May 1999 with Hilton Inns, Inc. which commenced in August 2002. The agreement allows the Partnership to operate the hotel under the Hilton Garden Inn Hotel name. The Partnership paid a $41,000 license fee, which is capitalized and amortized over the life of the agreement. The agreement requires the payment of a monthly franchise fee and a monthly program fee of 5% and 4.3%, respectively, of gross room revenues, as defined in the license agreement. The monthly program fee is subject to change, however, increases will not exceed 1% in any calendar year and cumulative increases will not exceed 5% of gross room revenues. For the years ended December 31, 2007 and 2006, franchise fees totaled $209,317 and $213,981, respectively. Program fees of $197,455 and $194,545, were incurred during 2007 and 2006, respectively, and were included in rooms expense and marketing and advertising on the accompanying statements of operations.

7.	Retirement plan

The Partnership maintains a 401(k) retirement plan for its employees. There were no contributions made to this plan for the years ended December 31, 2007 and 2006.

SCI ALLEN HOTEL, LTD.

BALANCE SHEETS (UNAUDITED)

September 30, 2008 and 2007

	2008	2007
ASSETS

PROPERTY AND EQUIPMENT
Land and improvements	$1,156,243	$1,156,243
Building and improvements	9,392,508	9,389,418
Furniture, fixtures and equipment	2,697,473	2,612,382

	13,246,224	13,158,043
Less accumulated depreciation	(3,867,027)	(3,412,287)

	9,379,197	9,745,756

OTHER ASSETS
Cash and cash equivalents:
Operations	822,555	755,347
Reserve for furniture, fixtures and equipment	179,088	379,736
Tax and insurance escrows	272,863	299,793
Accounts receivable:
Trade, net	62,480	114,466
Related parties	255,989	—
Prepaid expenses	28,237	24,533
Deferred charges, net	153,797	177,861

Total other assets	1,775,009	1,751,736

TOTAL ASSETS	$11,154,206	$11,497,492

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Accounts payable	$95,999	$100,959
Accrued expenses:
Interest	48,322	33,776
Operating expenses	336,245	323,574
Real estate and other taxes	12,573	18,372
Management fees	22,779	22,281
Sales and occupancy taxes	49,962	50,320
Advance deposits	36,410	46,814
Mortgage note payable	10,801,324	10,962,410

Total liabilities	11,403,614	11,558,506

PARTNERS’ CAPITAL	(249,408)	(61,014)

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$11,154,206	$11,497,492

SCI ALLEN HOTEL, LTD.

STATEMENTS OF OPERATIONS (UNAUDITED)

For the nine months ended September 30, 2008 and 2007

	2008	2007
REVENUES
Rooms	$3,150,545	$3,202,672
Food and beverage	743,480	655,438
Telephone	12,007	11,114
Ancillary income	141,005	136,791

	4,047,037	4,006,015

DEPARTMENTAL EXPENSES
Rooms	656,691	655,468
Food and beverage	361,485	334,794
Telephone	21,132	20,929
Ancillary services	103,111	92,486

	1,142,419	1,103,677

DEPARTMENTAL INCOME	2,904,618	2,902,338

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	391,115	368,662
General and administrative	292,187	314,478
Energy costs	227,690	213,635
Repairs and maintenance	246,960	223,224
Franchise fees	159,049	161,740
Management fees	202,355	200,225

	1,519,356	1,481,964

OPERATING INCOME	1,385,262	1,420,374

FIXED EXPENSES
Insurance	7,604	12,000
Property and other taxes	248,455	215,409
Interest	445,821	450,117
Depreciation and amortization	376,577	425,695

	1,078,457	1,103,221

INCOME BEFORE OTHER INCOME (EXPENSE)	306,805	317,153

OTHER INCOME (EXPENSE)
Civic center rent	108,763	211,843
Interest	10,699	20,942
Partnership expenses	(914)	(5,418)

	118,548	227,367

NET INCOME	$425,353	$544,520

SCI ALLEN HOTEL, LTD.

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the nine months ended September 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$425,353	$544,520
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	376,577	425,695
Changes in operating assets and liabilities:
Increase in accounts receivable - trade, net	(26,559)	(59,821)
Decrease in prepaid expenses	24,879	53,948
Increase (decrease) in accounts payable	8,493	(13,022)
Increase in accrued expenses	253,299	165,032
(Decrease) increase in advance deposits	(10,959)	16,292

Total adjustments	625,730	588,124

Net cash provided by operating activities	1,051,083	1,132,644

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(88,181)	(156,234)
Increase in accounts receivable - related parties	(255,989)	—

Net cash used in investing activities	(344,170)	(156,234)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage note payable	(120,825)	(115,992)
Distributions to partners	(800,000)	(750,000)

Net cash used in financing activities	(920,825)	(865,992)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(213,912)	110,418

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	1,488,418	1,324,458

CASH AND CASH EQUIVALENTS - END OF PERIOD	1,274,506	1,434,876

LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(179,088)	(379,736)
Tax and insurance escrow	(272,863)	(299,793)

UNRESTRICTED CASH AND CASH EQUIVALENTS - END OF PERIOD	$822,555	$755,347

Supplemental disclosure of cash flow information:
Cash paid for interest	$448,005	$450,663

Independent Auditors’ Report

The Owners

Brothers Hospitality Development, LLC:

We have audited the accompanying balance sheets of the Hampton Inn and Suites located in Pueblo, Colorado, owned by Brothers Hospitality Development, LLC (the Hotel), as of December 31, 2007 and 2006, and the related statements of income, owner’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Richmond, Virginia

January 6, 2009

HAMPTON INN AND SUITES, PUEBLO, COLORADO

Balance Sheets

December 31, 2007 and 2006

	2007	2006
Assets
Hotel property and equipment, net of accumulated depreciation of $1,912,204 and $1,714,619, respectively	$4,904,268	$5,032,577
Cash and cash equivalents	208,235	44,871
Accounts receivable	84,993	42,864
Prepaid expenses and other current assets	1,000	1,000
Franchise Fees, net of accumulated amortization of $22,000 and $19,000, respectively	23,000	26,000

Total assets	$5,221,496	$5,147,312

Liabilities and Owner’s Equity
Liabilities:
Note payable	$3,424,661	$3,593,116
Accounts payable and accrued expenses	98,279	39,274
Due to affiliate	117,291	391,991

Total liabilities	3,640,231	4,024,381
Owner’s equity	1,581,265	1,122,931

Total liabilities and owner’s equity	$5,221,496	$5,147,312

See accompanying notes to financial statements.

HAMPTON INN AND SUITES, PUEBLO, COLORADO

Statements of Income

Years ended December 31, 2007 and 2006

	2007	2006
Revenues:
Rooms	$2,062,810	$1,504,933
Other	50,807	52,154

Total revenues	2,113,617	1,557,087

Expenses:
Rooms	394,299	322,003
Property operation, maintenance and energy costs	234,938	230,684
Hotel administration and general	262,539	212,163
Management and franchise fees	239,259	167,460
Taxes, insurance, and other	91,803	88,860
Depreciation and amortization	200,585	195,138

Total expenses	1,423,423	1,216,308

Operating income	690,194	340,779
Interest expense	230,848	152,128

Net income	$459,346	$188,651

See accompanying notes to financial statements.

HAMPTON INN AND SUITES, PUEBLO, COLORADO

Statements of Owner’s Equity

Years ended December 31, 2007 and 2006

Balance, December 31, 2005	$934,280
Net Income	188,651

Balance, December 31, 2006	1,122,931
Distributions	(1,012)
Net Income	459,346

Balance, December 31, 2007	$1,581,265

See accompanying notes to financial statements.

HAMPTON INN AND SUITES, PUEBLO, COLORADO

Statements of Cash Flows

Years ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net income	$459,346	$188,651
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	200,585	195,138
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(42,129)	(23,669)
Prepaids and other assets	—	7,500
Proceeds from (payments on) amount due to affiliate	(274,700)	(82,632)
Increase (decrease) in:
Accounts payable and accrued expenses	59,005	(13,192)

Net cash provided by operating activities	402,107	271,796

Cash flows from investing activities - purchase of hotel property and equipment	(69,276)	(128,541)
Cash flows from financing activities:
Principal payments on mortgages payable	(168,455)	(192,686)
Distributions to owner	(1,012)	—

Net cash used in financing activities	(169,467)	(192,686)

Net increase (decrease) in cash and cash equivalents	163,364	(49,431)
Cash and cash equivalents at beginning of year	44,871	94,302

Cash and cash equivalents at end of year	$208,235	$44,871

Supplemental cash flow information:
Cash paid for interest	$230,848	$152,128

See accompanying notes to financial statements.

HAMPTON INN AND SUITES, PUEBLO, COLORADO

Notes to Financial Statements

December 31, 2007 and 2006

(1)	Nature of Business and Significant Accounting Policies

(a)	Nature of Business

Hampton Inn and Suites (the Hotel) is a limited service hotel located in Pueblo, Colorado. The Hotel is owned by Brothers Hospitality Development, LLC (Brothers) and began operations in August 2000.

On October 31, 2008, Brothers sold the Hotel for approximately $8,025,000 to Apple Nine Hospitality Ownership, Inc. (Apple) (see note 6).

(b)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short-term investments with original maturities of three months or less when purchased.

(c)	Concentrations of Credit Risk

The Hotel maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotel has not experienced any losses in such accounts and the Hotel believes it is not exposed to any significant credit risk on cash.

(d)	Accounts Receivable

Accounts receivable are comprised primarily of trade receivables due from hotel guests. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

(e)	Hotel Property and Equipment

Hotel property and equipment is stated at cost. Interest and property taxes incurred during the construction of the facilities are capitalized and are depreciated over the life of the hotel property. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

(f)	Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount of fair value less costs to sell.

(Continued)

HAMPTON INN AND SUITES, PUEBLO, COLORADO

Notes to Financial Statements

December 31, 2007 and 2006

(g)	Due to Affiliate

Due to affiliate includes advances received by the Hotel from an affiliate of the limited liability company that owned the Hotel. The advances are non-interest bearing and were settled in connection with the sale of the Hotel to Apple on October 31, 2008 (see Notes 5 and 6).

(h)	Franchise Fees

Initial franchise fees are deferred and amortized on a straight-line basis over the term of the respective franchise agreement commencing on the hotel opening date. Amortization expense totaled $3,000 for 2007 and for 2006. Deferred franchise fees, net, amounted to $26,000 and $23,000 at December 31, 2007 and 2006, respectively.

(i)	Income Taxes

No federal or state income taxes are payable directly by the Hotel and, therefore, no tax provision has been reflected in the accompanying financial statements. The Hotel’s owner is treated as a partnership for federal and state income tax purposes. The members of the owner are required to include their respective share of the owner’s profits or losses in their individual tax returns. The tax returns, the status of the owner for tax purposes, and the amount of allocable income or loss from the Hotel, are subject to examinations by the Internal Revenue Service and if examinations result in changes with respect to the owner’s tax status, or in changes to allowable income or loss from the Hotel, the tax liability of the owner’s or the hotel could be changed accordingly.

(j)	Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services. Additionally, the Hotel collect sales, use, occupancy and similar taxes from guests, which are presented on a net basis (excluded from revenues), on the statements of income.

(k)	Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion.

(l)	Use of Estimates in the Preparation of Financial Statements

The presentation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(Continued)

HAMPTON INN AND SUITES, PUEBLO, COLORADO

Notes to Financial Statements

December 31, 2007 and 2006

(2)	Hotel Property and Equipment

Hotel property and equipment at December 31, 2007 and 2006 consist of the following:

	2007	2006
Land and improvements	$565,060	$565,060
Building and improvements	5,116,300	5,116,300
Furniture, fixtures, and equipment	1,135,112	1,065,836

Less accumulated depreciation	(1,912,204)	(1,714,619)

Hotel property and equipment, net	$4,904,268	$5,032,577

(3)	Mortgage Payable

During 1999 Brothers Hospitality Development, LLC began construction on the Hampton Inn and Suites. At this time Brothers Hospitality entered into a note agreement in the amount of $5.1 million to finance the construction costs. The note was subsequently modified in September 2003 to combine the Hampton Inn note and a note payable with a related party into one note agreement. In accordance with the arrangement, 90% of the total outstanding debt is allocated to Hampton Inn and Suites. The note is secured by land, building and improvements of the hotel and is due on October 1, 2011 at a fixed interest rate of 6.5%. At December 31, 2007 and 2006 the estimated value of long-term debt approximates fair value.

The consolidated balance of the mortgage payable at December 31, 2007 and 2006 was $3,781,480 and $3,974,246, respectively. At December 31, 2007 and 2006 the allocated balance to the hotel was $3,424,661 and $3,593,116. In connection with the sale of the Hotel to Apple in November 2008, the balance of the mortgage payable was settled (see Note 6).

(4)	Franchise Agreement

The Hotel is subject to a franchise agreement with Promus Hotels, Inc., a subsidiary of Hilton Hotels Corporation, under which the Hotel agrees to use the franchisor’s trademark, standards of service (cleanliness, management, and advertising) and construction quality and design. The agreement, dated July 10, 1998, covers an initial term of 15 years with varying renewal terms. The agreement provides for payment of base royalty fees, marketing fees, and reservation system fees, which is calculated monthly as 8% of gross rental revenues. Franchise royalty fees of $166,529 and $121,433 were incurred in 2007 and 2006, respectively.

(5)	Related Parties

The Hotel has various transactions with another hotel that shares common management. At December 31, 2006 and 2007, respectively the Hotel had a payable balance with the other hotel in the amount of $117,279 and $391,991.

HAMPTON INN AND SUITES, PUEBLO, COLORADO

Notes to Financial Statements

December 31, 2007 and 2006

(6)	Subsequent Events

On October 6, 2008, Brothers contracted with Apple to sell its real and personal property for a gross purchase price of $8,025,000. The sale closed on October 31, 2008.

HAMPTON INN AND SUITES, PUEBLO, COLORADO

Balance Sheets

September 30, 2008 and 2007

	Unaudited 2008	Unaudited 2007
Assets
Hotel property and equipment, net of accumulated depreciation of $2,047,167 and $1,849,582, respectively	$4,776,535	$4,966,496
Cash and cash equivalents	280,004	208,249
Accounts receivable	1,435	102,109
Prepaid expenses and other current assets	36,498	17,508
Franchise Fees, net of accumulated amortization of $24,250 and $21,250, respectively	20,750	23,750
Due from affiliate	61,763	—

Total assets	$5,176,985	$5,318,112

Liabilities and Owner’s Equity
Liabilities:
Note payable	$3,250,419	$3,456,313
Due to affiliate	—	147,408
Accounts payable and accrued expenses	91,946	200,400

Total liabilities	3,342,365	3,804,121
Owner’s equity	1,834,620	1,513,991

Total liabilities and Owner’s equity	$5,176,985	$5,318,112

HAMPTON INN AND SUITES, PUEBLO, COLORADO

Statements of Income

Nine months ended September 30, 2008 and 2007

	Unaudited 2008	Unaudited 2007
Revenues:
Rooms	$1,707,274	$1,531,147
Other	52,080	44,827

Total revenues	1,759,354	1,575,974

Expenses:
Rooms	268,929	293,792
Property operation, maintenance and energy costs	155,059	186,672
Hotel administration and general	204,446	193,865
Management and franchise fees	192,460	173,625
Taxes, insurance, and other	86,061	75,125
Depreciation and amortization	137,213	137,213

Total expenses	1,044,168	1,060,292

Operating income	715,186	515,682

Interest expense	73,831	123,611

Net income	$641,355	$392,071

HAMPTON INN AND SUITES, PUEBLO, COLORADO

Statements of Cash Flows

Nine months ended September 30, 2008 and 2007

	Unaudited 2008	Unaudited 2007
Cash flows from operating activities:
Net income	$641,355	$392,071
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137,213	137,213
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	83,558	(59,245)
Prepaids and other assets	(35,498)	(16,507)
Payments on amount due to affiliate	(179,154)	(245,120)
Increase (decrease) in:
Accounts payable and accrued expenses	(6,333)	161,126

Net cash provided by operating activities	641,141	369,538

Cash flows from investing activities - purchase of hotel property and equipment	(7,130)	(68,345)
Cash flows from financing activities:
Principal payments on mortgages payable	(174,242)	(136,803)
Distributions to members	(388,000)	(1,012)

Net cash used in financing activities	(562,242)	(137,815)

Net increase in cash and cash equivalents	71,769	163,378
Cash and cash equivalents at beginning of year	208,235	44,871

Cash and cash equivalents at end of year	$280,004	$208,249

Supplemental cash flow information:
Cash paid for interest	$73,831	$123,611

Apple REIT Nine, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Nine, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hilton Garden Inn	Twinsburg, OH	$17.8	October 7, 2008
Hilton Garden Inn	Lewisville, TX	28.0	October 16, 2008
Hilton Garden Inn	Duncanville, TX	19.5	October 21, 2008
Residence Inn	Beaumont, TX	16.9	October 29, 2008
Hilton Garden Inn	Allen, TX	18.5	October 31, 2008
Hampton Inn & Suites	Pueblo, CO	8.0	October 31, 2008
Courtyard	Bristol, VA	18.7	November 7, 2008

Santa Clarita Hotels Portfolio (3 Hotels):
Hampton Inn	Santa Clarita, CA	17.1	October 29, 2008
Residence Inn	Santa Clarita, CA	16.6	October 29, 2008
Fairfield Inn	Santa Clarita, CA	9.3	October 29, 2008

	Total	$170.4

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Texas Western Management Partners, L.P., Dimension Development Company, Gateway Hospitality Group, Inc. and LBAM-Investor Group, L.L.C., under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Nine, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Nine, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 2008, nor does it purport to represent the future financial position of Apple REIT Nine, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels.

Balance Sheet as of September 30, 2008 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments			Total Pro forma
ASSETS
Investment in hotel properties, net	$60,675	$174,878	(A	)	$235,553
Cash and cash equivalents	196,030	(137,663)	(C	)	58,367
Other assets, net	3,747	2,504			6,251

Total Assets	$260,452	$39,719			$300,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$—	$36,215			$36,215
Accounts payable and accrued expenses	312	3,504	(B	)	3,816

Total Liabilities	312	39,719			40,031

Preferred stock, authorized 30,000,000 shares	—	—			—
Series A preferred stock, no par value, authorized 400,000,000 shares	—	—			—
Series B convertible preferred stock, no par value, authorized 480,000 shares	48	—			48
Common stock, no par value, authorized 400,000,000 shares	264,528	—			264,528
Distributions greater than net income	(4,436)	—			(4,436)

Total Shareholders’ Equity	260,140	—			260,140

Total Liabilities and Shareholders’ Equity	$260,452	$39,719			$300,171

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the 10 properties that have been purchased after September 30, 2008 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Twinsburg, OH Hilton Garden Inn	Lewisville, TX Hilton Garden Inn	Duncanville, TX Hilton Garden Inn	Beaumont, TX Residence Inn	Santa Clarita, CA Hampton Inn	Santa Clarita, CA Residence Inn	Santa Clarita, CA Fairfield Inn	Allen, TX Hilton Garden Inn	Pueblo, CO Hampton Inn & Suites	Bristol, VA Courtyard	Total Combined
Purchase price per contract	$17,792	$28,000	$19,500	$16,900	$17,129	$16,600	$9,337	$18,500	$8,025	$18,650	$170,433
Other closing and capitalized costs (credits) incurred	(136)	(1,069)	(82)	86	84	78	76	108	81	1,809	1,035
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	356	560	390	338	343	332	187	370	161	373	3,410

Investment in hotel properties	18,012	27,491	19,808	17,324	17,556	17,010	9,600	18,978	8,267	20,832	174,878	(A)

Net other assets/(liabilities) assumed	112	(2,700)	(13,143)	23	(31)	(44)	9	(10,409)	(51)	(10,981)	(37,215	)(B)

Total purchase price	$18,124	$24,791	$6,665	$17,347	$17,525	$16,966	$9,609	$8,569	$8,216	$9,851	$137,663	(C)

(B)	Represents other assets and liabilities assumed in the acquisition of the hotel including, mortgages payable, debt service escrows, operational charges and credits and prepaid or accrued property taxes.

(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

Apple REIT Nine, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2007 and nine months ended September 30, 2008

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Nine, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hilton Garden Inn	Tucson, AZ	$18.4	July 31, 2008
Homewood Suites	Charlotte, NC	5.7	September 24, 2008
Courtyard	Santa Clarita, CA	22.7	September 24, 2008
Hampton Inn & Suites	Allen, TX	12.5	September 26, 2008
Hilton Garden Inn	Twinsburg, OH	17.8	October 7, 2008
Hilton Garden Inn	Lewisville, TX	28.0	October 16, 2008
Hilton Garden Inn	Duncanville, TX	19.5	October 21, 2008
Residence Inn	Beaumont, TX	16.9	October 29, 2008
Hilton Garden Inn	Allen, TX	18.5	October 31, 2008
Hampton Inn & Suites	Pueblo, CO	8.0	October 31, 2008
Courtyard	Bristol, VA	18.7	November 7, 2008

Santa Clarita Hotels Portfolio (3 Hotels):
Hampton Inn	Santa Clarita, CA	17.1	October 29, 2008
Residence Inn	Santa Clarita, CA	16.6	October 29, 2008
Fairfield Inn	Santa Clarita, CA	9.3	October 29, 2008

	Total	$229.7

These Pro Forma Condensed Consolidated Statements of Operations also assume all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Texas Western Management Partners, L.P., Dimension Development Company, McKibbon Hotel Group, Inc., Gateway Hospitality Group, Inc. and LBAM-Investor Group, L.L.C., under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of Apple REIT Nine, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Nine, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed on the latter of January 1, 2007, or the date the hotel began operations nor do they purport to represent the future financial results of Apple REIT Nine, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and is qualified in its entirety by the historical Statements of Operations of the acquired hotels.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the nine months ended September 30, 2008

(In thousands, except per share data)

	Company Historical Statement of Operations	Tucson, AZ Hilton Garden Inn (A)	Chartlotte Lakeside Hotel, L.P. Charlotte, NC Homewood Suites (A)	Santa Clarita, CA Courtyard (A)	Allen Stacy Hotel, Ltd. Allen, TX Hampton Inn & Suites (A)	RSV Twinsburg Hotel, Ltd. Twinsburg, OH Hilton Garden Inn (A)	SCI Lewisville Hotel, Ltd. Lewisville, TX Hilton Garden Inn (A)	SCI Duncanville Hotel, Ltd. Duncanville, TX Hilton Garden Inn (A)	Beaumont, TX Residence Inn (A)
Revenue:
Room revenue	$609	$1,342	$1,505	$2,581	$2,313	$2,823	$3,373	$3,144	$257
Other revenue	110	240	28	318	90	1,116	1,711	1,317	14

Total revenue	719	1,582	1,533	2,899	2,403	3,939	5,084	4,461	271

Expenses:
Operating expenses	416	600	948	1,190	1,022	2,014	2,552	2,210	164
General and administrative	573	409	304	547	176	304	410	313	23
Management and franchise fees	46	155	136	258	165	336	281	374	18
Taxes, insurance and other	20	99	88	233	180	224	290	254	24
Depreciation of real estate owned	267	320	349	801	393	300	1,107	518	76
Interest, net	(1,865)	331	914	816	507	474	837	618	48

Total expenses	(543)	1,914	2,739	3,845	2,443	3,652	5,477	4,287	353
Gain on debt cancellation	—	—	(1,711)	—	—	—	—	—	—
Income tax expense	—	—	—	—	—	—	—	—	—

Net income (loss)	$1,262	$(332)	$505	$(946)	$(40)	$287	$(393)	$174	$(82)

Basic and diluted earnings per common share	$0.13

Weighted average common shares outstanding—basic and diluted	9,705

Pro Forma Condensed Consolidated Statement of Operations (unaudited)(continued)

For the nine months ended September 30, 2008

(In thousands, except per share data)

	Santa Clarita Hotels Portfolio (3 Hotels) (A)	SCI Allen Hotel, Ltd. Allen, TX Hilton Garden Inn (A)	Pueblo, CO Hampton Inn & Suites (A)	Bristol, VA Courtyard (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$6,882	$3,151	$1,707	$3,363	$—		$33,050
Other revenue	173	1,005	52	269	—		6,443

Total revenue	7,055	4,156	1,759	3,632	—		39,493

Expenses:
Operating expenses	1,483	2,009	425	1,153	—		16,186
General and administrative	1,853	292	204	467	750	(B)	6,625
Management and franchise fees	525	361	192	300	—		3,147
Taxes, insurance and other	497	256	86	129	—		2,380
Depreciation of real estate owned	775	377	137	260	(5,680)	(C)	4,913
					4,913	(D)
Interest, net	671	436	74	508	(3,145)	(E)	1,224

Total expenses	5,804	3,731	1,118	2,817	(3,162)		34,475
Gain on debt cancellation	—	—	—	—	1,711	(E)	—
Income tax expense	—	—	—	—	—	(G)	—

Net income (loss)	$1,251	$425	$641	$815	$1,451		$5,018

Basic and diluted earnings per common share							$0.25

Weighted average common shares outstanding—basic and diluted					10,352	(F)	20,057

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007

(In thousands, except per share data)

	Company Historical Statement of Operations	Chartlotte Lakeside Hotel, L.P. Charlotte, NC Homewood Suites (A)	Santa Clarita, CA Courtyard (A)	Allen Stacy Hotel, Ltd. Allen, TX Hampton Inn & Suites (A)	RSV Twinsburg Hotel, Ltd. Twinsburg, OH Hilton Garden Inn (A)	SCI Lewisville Hotel, Ltd. Lewisville, TX Hilton Garden Inn (A)	SCI Duncanville Hotel, Ltd. Duncanville, TX Hilton Garden Inn (A)	Santa Clarita Hotels Portfolio (3 Hotels) (A)
Revenue:
Room revenue	$—	$2,735	$2,019	$2,873	$3,565	$1,198	$3,806	$10,119
Other revenue	—	55	310	106	1,637	652	1,888	386

Total revenue	—	2,790	2,329	2,979	5,202	1,850	5,694	10,505

Expenses
Operating expenses	—	1,501	1,091	1,213	2,626	1,107	2,802	2,372
General and administrative	15	460	464	220	416	195	408	2,254
Management and franchise fees	—	248	205	204	439	100	435	770
Taxes, insurance and other	—	115	169	195	263	122	258	657
Depreciation of real estate owned	—	448	867	551	446	1,099	932	1,215

Interest, net	2	47	612	587	612	690	1,070	1,059

Total expenses	17	2,819	3,408	2,970	4,802	3,313	5,905	8,327
Income tax expense	—	—	—	—	—	—	—	—

Net income (loss)	$(17)	$(29)	$(1,079)	$9	$400	$(1,463)	$(211)	$2,178

Basic and diluted earnings per common share	$(1,684.60)

Weighted average common shares outstanding—basic and diluted	—

Pro Forma Condensed Consolidated Statement of Operations (unaudited)(continued)

For the year ended December 31, 2007

(In thousands, except per share data)

	SCI Allen Hotel, Ltd. Allen, TX Hilton Garden Inn (A)	Pueblo, CO Hampton Inn & Suites (A)	Bristol, VA Courtyard (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$4,143	$2,063	$4,228	$—		$36,749
Other revenue	1,345	51	378	—		6,808

Total revenue	5,488	2,114	4,606	—		43,557

Expenses
Operating expenses	2,501	629	1,696	—		17,538
General and administrative	405	263	737	1,000	(B)	6,837
Management and franchise fees	472	239	383	—		3,495
Taxes, insurance and other	259	92	150	—		2,280
Depreciation of real estate owned	528	201	346	(6,633)	(C)	5,179
				5,179	(D)
Interest, net	592	231	683	(4,433)	(E)	1,752

Total expenses	4,757	1,655	3,995	(4,887)		37,081
Income tax expense	—	—	—	—	(G)	—

Net income (loss)	$731	$459	$611	$4,887		$6,476

Basic and diluted earnings per common share						$0.43

Weighted average common shares outstanding—basic and diluted				15,125	(F)	15,125

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2007 for the respective period prior to acquisition by the Company. The Company was initially formed on November 9, 2007, and had no operations prior to that date. Additionally, four properties began operations subsequent to January 1, 2007 and had limited historical operational activity prior to their opening. These properties are as follows: Santa Clarita, California Courtyard opened in May 2007, Lewisville, Texas Hilton Garden Inn opened in August 2007, Tucson, Arizona Hilton Garden Inn opened in March 2008, and Beaumont, Texas Residence Inn opened August 2008.
(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.
(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.
(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.
(E)	Interest expense and gain on debt cancellation related to prior owner’s debt which was not assumed has been eliminated. Interest income has been adjusted for funds used to acquire properties as of January 1, 2007, or the dates the hotels began operations.
(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2007, or the dates the hotels began operations.
(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreement put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Nine, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

January 12, 2009